Exhibit 3.5

CONSTITUTION

OF

SMURFIT KAPPA INVESTMENTS LIMITED

William Fry

Solicitors

2 Grand Canal Square

Dublin 2

www.williamfry.com

001042.1041.DMF/SMCM

© William Fry 2016

Companies Act 2014

CONSTITUTION

OF

SMURFIT KAPPA INVESTMENTS LIMITED

1.	The name of the Company is SMURFIT KAPPA INVESTMENTS LIMITED.

2.The Company is a private company limited by shares registered under Part 2 of the Act.

3.The liability of the members is limited.

4.Share Capital

The share capital of the Company is €10,053,000 divided into 10,053,000,000 Ordinary shares of €0.001 each.

5.Preliminary, Definitions and Interpretation

For the purposes of this Constitution, the following words and expressions listed below shall have the following meanings:

“Act”, the Companies Act 2014 and every other enactment which is to be read together with that Act;

“Board”, the board of Directors of the Company;

“Committee”, a committee established by the Directors which may consist in whole or in part of members of the Board;

“Director”, a director for the time being of the company or a director present at a meeting of the Board and includes any person occupying the position of director by whatever name called, and “Directors” means-all-of such persons; and

“Seal”, the common seal of the Company.

6.Interpretation

6.1

The “optional provisions” (as that term is defined by Section 54(1) of the Act) are adopted except to the extent that they are dis-applied, modified or supplemented by this Constitution (expressly or by implication).

6.2

Unless the contrary is clearly stated, references to the Act or to any other enactment (including any subordinate legislation) or any section or provision thereof shall mean the Act or such enactment, subordinate legislation, section or provision (as the case may be), as the same may be consolidated, amended, extended, modified, supplemented or re-enacted (whether before or after the date hereof) from time to time and may be for the time being in force.

6.3

Unless specifically defined in this Constitution or the context otherwise requires, words or expressions contained in this Constitution and not specifically defined herein shall bear the same meanings as in the Act, but excluding any statutory modification thereof not in force when this Constitution became binding on the Company and the members.

6.4	Reference to any document includes that document as amended or supplemented from time to time.
6.5

Unless the context otherwise requires, expressions in this Constitution referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and to writing in electronic form and any other modes of representing or reproducing words in a visible form, and expressions in this Constitution referring to execution of any document shall include any mode of execution whether under seal or under hand.

6.6

Unless otherwise specifically provided in this Constitution, references in this Constitution to the Directors of the Company shall, where the Company has a sole director, be read as references to the Director of the Company, references in this Constitution to the Board shall, where the Company has a sole director, be read as references to the Director of the Company, and references to the opinion, discretion or powers of the Directors shall, where the Company has a sole director, be read as references to the opinion, discretion or powers of that director.

6.7

Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

6.8	Headings are inserted for convenience only and do not affect the construction or interpretation of this Constitution.
6.9	Unless the context otherwise requires, reference to Regulations and to paragraphs in this Constitution are to the Regulations, and paragraphs of the Regulations, of this Constitution.

7.Authority to Allot Shares

7.1	The Directors (or a duly authorised Committee) are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot shares within the meaning of Section 69(1) of the Act without any limit or restriction as to the number or amount of shares that may be allotted or the period of time during which they may be allotted.

7.2	For the purposes of Section 69(12)(a)(i) of the Act, Section 69(6) of the Act shall not apply to any allotment of shares in the Company.
7.3

The Directors or any duly authorised Committee thereof may execute all such documents and do all such acts and things as in their opinion are necessary or desirable in order to give effect to the authority conferred by this Regulation.

7.4

For the purposes of this Regulation, ‘shares’ shall include a right to subscribe for shares or to convert securities into shares and ‘securities’ has the meaning given to such term in Section 64(1) of the Act.

8.Transfer of Shares

The restriction on the power to decline to register a transfer of shares contained in Section 95(1)(b) of the Act shall not apply.

9.Purchase of Own Shares

9.1

Subject to the provisions of and to the extent permitted by the Act and subject to any rights conferred on the holders of any class of shares, the Company may, for the purposes of Section 105(4)(a) of the Act, acquire any of its shares of any class.

9.2

The Company shall not be required to select the shares to be purchased on a pro rata basis or in any particular manner as between the holders of the shares of the same class or as between the holders of shares of different classes.

9.3

Subject to the provisions of and to the extent permitted by the Act, the Company may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company.

10.Lien on Shares

The Company shall have a first and paramount lien on every share for all moneys immediately payable by every registered holder thereof or their estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Regulation.

11.Variation of Rights

Whenever the capital of the Company is divided into different classes of share the special rights attached to any class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or by a special resolution of that class but not otherwise. Neither the issue of additional shares of any existing class nor the creation of any new class of shares shall be deemed to constitute a variation or abrogation of the rights attaching to any existing class of shares in the capital of the Company.

12.Interim Dividends

Any interim dividends paid by the directors in accordance with Section 124(3) of the Act may be paid wholly or partly by the distribution of specific assets of the Company.

13.Proceedings at General Meetings

13.1	In the application of Section 182(5)(b)(ii) of the Act to this Constitution, the words the “meeting shall be dissolved” shall be substituted for the words the “members present shall be a quorum”.
13.2	Section 187(6) of the Act shall not apply so that it shall not be necessary to give any notice of an adjourned meeting.
13.3	A poll may be demanded by any member present in person or by proxy and Section 189 of the Act shall be modified accordingly.

14.Directors

14.1	The Company may by ordinary resolution appoint a person to be a director either to fill a vacancy or as an additional director.
14.2

In addition and without prejudice to the powers of the Company under Regulation 14.1, the Directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director. Any directors so appointed shall not be required to retire from office at the annual general meeting next following his or her appointment and Section 144(3)(c) of the Act shall not apply.

14.3

For so long as the Company is a wholly-owned subsidiary the sole member of the company may appoint or remove any Director by notice in writing served on the Company by such member. Any such notice shall be effective from the date on which it is expressed to take effect.

14.4	In addition to the circumstances described in Sections 146, 148(2) and 196(2) of the Act, the office of Director shall be vacated:
14.4.1	ipso facto, if that Director:
(a)

resigns his office by spoken declaration at any Board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting unless otherwise resolved; or

(b)

is removed from office by notice in writing to the Company by any member or members having the right to attend and vote at a general meeting of the Company on a resolution to remove a Director and holding for the time being more than 50% (fifty per cent.) in nominal value of the shares giving that right; and

14.4.2	by resolution of the Board where that Director:
(a)	can no longer be reasonably regarded as possessing an adequate decision making capacity by reason of his or her health;
(b)	is sentenced to a term of imprisonment (whether or not the term is suspended) following conviction of a criminal offence in any jurisdiction;
(c)	is for more than six months absent, without the permission of the Directors, from meetings of the Directors held during that period;
(d)	is in full-time employment of the Company or the Company’s holding company or a subsidiary of the Company’s holding company, upon the termination of such employment;

and a Director so removed shall have no right to prior notice or to raise any objection to his or her removal from office but any removal (other than one initiated by the Director) shall be without prejudice to any claim for compensation or damages payable as a result of the removal also terminating any contract of service.

14.5

Section 165(1) and (2) of the Act shall not apply to the appointment of an alternate director. Any Director (the “Appointer”) may from time to time appoint any person to be an alternate director (the “Appointee”). One or more persons may stand appointed at a particular time to be an alternate director as respects a particular

Director, although only one alternate in respect of each Director may attend an individual meeting. The remuneration of such an alternate shall be payable out of the remuneration payable to the director appointing him and the proportion thereof shall be agreed between them.

14.6

A resolution or other document signed by an Appointee need not also be signed by his or her Appointer and, if it is signed by an Appointer it need not be signed by the Appointee when acting in that capacity.

14.7

Where any Committee is established by the Directors the meetings and proceedings of such Committee shall be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such Committee by the Directors.

14.8

A resolution in writing signed by each member of a committee (or, in the case of a Director, his or her alternate) will be as valid as if it had been passed at a meeting of that committee duly convened and held. Any such resolution may consist of one or more documents in like form to the same effect, each signed by one or more of the signatories, and for all purposes shall take effect from the time that it is signed by the last such signatory.

14.9

The acts of the Board or of any Committee established by the Board shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director or such Committee.

14.10

A Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use vehicles, telephones, computers, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

14.11

A Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in Section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.

15.Proxies

Section 183(6) of the Act shall apply to the Company with the substitution of the following for paragraph (a) thereof: the “time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or".

16.The Common Seal and Official Seal

16.1

The Seal shall be used only by the authority of the Directors, a Committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a Committee, and the use of the Seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the Seal is to be used has been so authorised.

16.2

Any instrument to which the Company’s seal shall be affixed (a “Sealed Document”) shall be signed by a director, or the secretary, or by any other person so authorised by the Directors or by a Committee or a person with the authority described in Regulation 16.1. A Sealed Document shall not be required to be countersigned but any countersignature signed thereon shall not invalidate the sealing of such Sealed Document.

16.3	The Company may exercise the powers conferred by Section 44 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

17.Indemnity

Subject to Section 235 of the Act, every officer for the time being of the Company shall be entitled to be indemnified out of the assets of the Company against any losses or liabilities which he or she may sustain or incur:

17.1

in defending any proceedings whether civil or criminal, in which judgement is given in his or her favour or in which he or she is acquitted or in connection with any proceedings or application referred to in or under Sections 233 or 234 of the Act in which relief is granted to him or her by the court; and/or

17.2	in or about the execution of the duties of his or her office or otherwise in relation thereto.

18.Notices and Publications

18.1

The provisions of Section 180(2), (3) and (4) and Section 181(3) of the Act shall apply to all notices required or permitted to be given under the Act or this Constitution to any member and not just notices of general meetings.

18.2

For the purposes of Section 338(5) of the Act, the Company’s members agree that the documents referred to in Section 338(2) of the Act may be treated as having been sent to the members where the member can access the documents through a website and that notice of the matters set out in Section 338(5)(c) of the Act may be sent to the member in accordance with Section 218 of the Act.

18.3

For the purposes of Section 218(3)(d) of the Act the use of electronic means to serve or give notice is permitted and each of the members of the Company hereby consent to the use of electronic means in the form of email to serve or give notices in relation to them and further agree to provide the Company with an email address to which notices may be served or given.

18.4	The provisions contained in Section 218(5) of the Act shall apply to the Company.
18.5

In addition to the means of service of documents set out in Section 51 of the Act, a notice or other document may be served on the Company by an officer or member of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its members and officers for the express purpose of serving notices on the Company.

Wc, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set opposite our respective names

Names, addresses and	Number of shares taken
descriptions of subscribers	by each subscriber

/s/ Michael O’ Riordan
Dearborn Investors I
C/O Kirkland & Ellis
Tower 42
25 Old Broad Street
London. EC2N 1 HQ
England
(Company)	One Ordinary Share

/s/ Michael O’ Riordan
Dearborn Investors II
C/O Kirkland & Ellis
Tower 42
25 Old Broad Street
London EC2N 1 HQ
England
(Company)	One Ordinary Share

TOTAL SHARES TAKEN:	Two Ordinary Shares

Dated this day of January 2004,

Witness to the above signatures:	[Illegible]